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                       COUNTRYWIDE FINANCIAL CORPORATION

                           DIRECTOR EMERITUS AGREEMENT

This Director Emeritus Agreement (the "Agreement"), dated November 10, 2004 and effective as of November 15, 2004, by and between Countrywide Financial Corporation, a Delaware corporation (the "Company"), and Gwendolyn S. King (the "Director Emeritus").

        WHEREAS, at a meeting of the Board of Directors of the Company (the "Board") duly held on February 11, 1987, the Board adopted resolutions authorizing the creation of a Director Emeritus position for directors of the Company who no longer serve as active members of the Board;

        WHEREAS, at a meeting of the Board duly held on May 10, 2001, the Board adopted resolutions setting forth revised criteria for the position of Director Emeritus;

        WHEREAS, the Director Emeritus has separated from active membership on the Board and desires to be appointed to the position of Director Emeritus; and

        WHEREAS, the Company desires to appoint the Director Emeritus to the position of Director Emeritus in order to receive valuable advisor and consultative services from the Director Emeritus.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

        1. Appointment of Director Emeritus. The Company hereby appoints the
           --------------------------------
Director Emeritus, and the Director Emeritus consents to her appointment, to the position of Director Emeritus.

        2. Duties. The Director Emeritus hereby covenants and agrees to make
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herself available to the Company and its subsidiaries on policy matters with respect to the business and affairs of the Company and its subsidiaries as the Board or senior management of the Company may reasonably request from time to time, and to attend meetings as reasonably requested by the Company at mutually convenient times and places to provide advice and consultation on such business matters as the Board or senior management of the Company may determine; provided, however, that the Director Emeritus will not be required to devote more than five hours per month. In this regard, the Company shall provide the Director Emeritus reasonable notice of such obligation and the Director Emeritus shall have the right to reschedule commitments to the Company to accommodate the requirements of her outside interests provided that the Director Emeritus gives the Company reasonable notice of such intention to reschedule. Such services shall be rendered on a non-exclusive basis and the Director Emeritus shall have the right during the term of this Agreement to perform consulting services or services as an employee, officer or director for such other entities or persons as she shall desire; provided that such services do not cause the Director Emeritus to violate the covenants contained in Section 3 hereof.

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        3. Restrictive Covenants. Director Emeritus further covenants and agrees
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that during the term of this Agreement, she will maintain strict confidentiality covering the affairs of the Company. Director Emeritus will refrain from entering into an employment or consulting arrangement with, and from supplying any information or materials to, any direct and indirect competitor of the Company or its subsidiaries. In the event the Director Emeritus is not certain whether an enterprise is a direct or indirect competitor of the Company or any of its subsidiaries, she shall promptly notify the Company's Board of the name of such enterprise, and the Company's determination shall be binding and conclusive.

        4. Compensation. In return for her being bound by this Agreement, the
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Director Emeritus shall be entitled to the benefits afforded to a Director
Emeritus under (a) the Company's stock option program, and (b) the Company's medical program. Moreover, restrictions placed on Restricted Stock granted to the Director Emeritus shall immediately lapse. In addition, the Company shall provide for a payment to the Director Emeritus, if requested to attend, and does attend, a meeting of the Board, in an amount not less than the then-current per meeting fee payable to non-employee directors of the Company for attending meetings of the Board, plus reasonable expenses incurred in connection with such attendance.

        5. Term of Agreement. The term of this Agreement is for the life of the
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Director Emeritus. However, the Director Emeritus may terminate this Agreement at any time upon 30 days written notice to the Company in which event the duties and restrictions of Sections 2 and 3 hereof shall terminate at the expiration of the 30-day notice period.

        6. Independent Contractor. The Director Emeritus shall act and perform
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at all times as an independent contractor under this Agreement, and nothing contained in this Agreement shall be considered or applied as to create or imply the relationship of partners, of agency, of joint ventures or of employer and employee between the parties hereto. Other than as stated herein, the Director Emeritus shall not be eligible to participate in any existing or future employee benefit plans of the Company.

        7. Severability. If any term or provision of this Agreement shall, to
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any extent, be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

        8. Entire Agreement. It is understood and agreed that this Agreement
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expresses the complete and final understanding between the parties hereto, and that this Agreement may not be changed or modified except by written agreement executed by both parties hereto.

        9. Successors and Assigns. This Agreement shall be binding upon and
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inure to the benefit of the successors of the Company and its assigns. This
Agreement shall not be assignable by the Director Emeritus, and any attempted assignment shall render this Agreement null and void.

        10. Governing Law. This Agreement shall be construed, interpreted and
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governed by the law of the State of California.


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        11. Notices. Any notice required or permitted to be given hereunder
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shall be sufficient if in writing, delivery by first class mail or by courier, and shall be deemed to have been duly given when sent:

                             If to the Company, to:

                             Countrywide Financial Corporation
                             4500 Park Granada, MS:  CH-11
                             Calabasas, California  91302
                             Attn:  Secretary


                             If to the Director Emeritus, to:

                             As set forth in Schedule A

or to such other address as either party may specify in writing to the other party.

        12. Arbitration. Any controversy or claim arising out of, or relating
            -----------
to, this Agreement or the breach thereof, including but not limited as to whether any enterprise is a competitor of the Company under Section 3, shall be settled by arbitration in accordance with the rules then obtaining the American Arbitration Association, and judgement upon the award rendered may be entered in any court having jurisdiction thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written above.

                                    COUNTRYWIDE FINANCIAL CORPORATION


                                    By: /s/ Angelo R. Mozilo
                                       -----------------------------
                                            Angelo R. Mozilo
                                            Chairman

                                    DIRECTOR EMERITUS

                                    /s/ Gwendolyn S. King
                                    --------------------------------
                                            Gwendolyn S. King


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